UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor for Forward Looking Statements

Except for statements of historical fact, the information presented in this filing constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, achievements or financial condition of the Company to be materially different from any future results, performance, achievements or financial condition expressed or implied by such forward-looking statements.  These statements are based on the Company’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will”  or variations of such words and similar expressions may identify such forward-looking statements.  You can also identify forward-looking statements by discussions of strategy, plans or intentions.  These statements are not guarantees of future performance.  Factors which may impact them include, but are not limited to, general economic and business conditions, customer demand for the Company’s products, the Company’s ability to scale up manufacturing to meet demand, the Company’s ability to execute on its business plan, the downturn in the real estate market in the United States, the Company’s need for additional financing and its ability to continue as a going concern, the Company’s ability to commercialize its Solar Communities initiative and new products under development or recently introduced and other factors over which the Company has little or no control.  All such statements are therefore qualified in their entirety by reference to the factors specifically addressed in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB.  New risks can arise and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks to the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  All forward-looking statements speak only as of the date thereof.  The Company undertakes no obligation to revise or update publicly any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof, other than as required by law.

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2008, Open Energy Corporation (the “Company”) entered into an Extension Agreement with YA Global Investments, L.P. (formerly Cornell Capital Partners, LP) (“YA Global”) pursuant to which the parties agreed to extend the maturity date of the Secured Convertible Debenture in the principal amount of $3,000,000 issued by the Company to YA Global on March 29, 2007 from March 30, 2008 to April 30, 2008.

The Company reported in its Quarterly Report on Form 10-QSB for the period ended November 30, 2007, filed with the SEC on January 22, 2008, that its existing capital resources would be sufficient to fund its operations for three to six months from the date of that filing.  Further debt and/or equity financing will be required for the Company to continue operations under its existing business plan.  No commitments or agreements have been reached for such a financing at this time, and no assurances can be given concerning the terms or availability of any future financing.

ITEM 8.01                                       OTHER EVENTS

On March 17, 2008, Mr. David P. Saltman, the chairman and chief executive officer of Open Energy Corporation, participated in an interview with a Bloomberg affiliate that was made available by Bloomberg on March 19, 2008.

As mentioned in the article, the Company has established an outsourced manufacturing relationship with Suntech, a leading manufacturer of photovoltaic tiles, with facilities in China.  Through this relationship and similar engagements, the Company has access to production facilities that would allow it to deliver up to approximately 20,000 tiles per month.  The article also mentioned that the selling price for the Company’s tiles was $170 per tile, however, the Company’s prices vary based on a number or factors, including manufacturing cost, volume, product line and other market factors prevailing at the time of sale.  Demand for tiles and resulting sales are subject to ongoing fluctuation and the Company makes no projection or prediction as to annual sales volumes.

While management’s feedback from its customers has indicated that solar continues to be a differentiating factor in new home sales, accurate annual sales projections are inherently difficult at the present time, primarily as a result of the uncertainty caused by the general downturn in the U.S. real estate market. The Company continues to analyze additional growth opportunities, such as international sales and the further development of its Solar Communities program, but to date, no international sales have been made or placed under contract and the Solar Communities program remains in the development stage.

The Company recently began commercial distribution of its colored product to match brown tile roofs, which the Company believes significantly enhances the aesthetic potential of rooftop solar applications. In addition, The Company is presently designing and will soon be introducing an asphalt shingle product with our channel partners, which is designed to provide a solar solution for the substantial majority of rooftops in the U.S. that are asphalt shingle-based.

The discussion in the interview included forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements should be considered in light of the discussion at the beginning of this report.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

OPEN ENERGY CORPORATION
Registrant

March 21, 2008	By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle
General Counsel